EXHIBIT 10.56

EXHIBIT 1  to AMENDMENT NO. 1 TO SALARY CONTINUATION AGREEMENT

SHIRLEY GAIL WILBURN

Birth Date: 2/4/1943	Early Retirement	Early Involuntary	Disability	Change of Control
Plan Anniversary Date: 1/1/2006
Normal Retirement: 12/31/2013 Age 70	Monthly Installment	Termination	Monthly Installments	Lump Sum Payable
Normal Retirement Payment: Monthly for 15 years	Payable at Termination	Lump Sum Payable at	Payable at Termination	at
	for 15 Years	Normal Retirement Date	for 15 Years	Termination

Period Ending	Discount Rate	Benefit Level (2)	Accrual Balance	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Dec 2005 (1)	6.25%	10,000	7,688	20%	1,538	0%	—	100%	791	100%	97,190
Dec 2006	6.25%	10,000	16,592	30%	4,978	0%	—	100%	1,707	100%	97,190
Dec 2007	6.25%	10,000	26,068	40%	10,427	0%	—	100%	2,682	100%	97,190
Dec 2008	6.25%	10,000	36,154	50%	18,077	20%	9,875	100%	3,720	100%	97,190
Dec 2009	6.25%	10,000	46,889	60%	28,133	30%	18,050	100%	4,824	100%	97,190

Dec 2010	6.25%	10,000	58,314	70%	40,820	40%	28,122	100%	6,000	100%	97,190
Dec 2011	6.25%	10,000	70,474	80%	56,379	50%	39,916	100%	7,251	100%	97,190
Dec 2012	6.25%	10,000	83,416	90%	75,074	60%	53,269	100%	8,583	100%	97,190
Dec 2013	6.25%	10,000	97,190	100%	97,190	100%	97,190	100%	10,000	100%	97,190

December 31, 2013 Retirement; January 31, 2014 First Payment Date

(1) The first line reflects 11 months of data, February 2005 to December 2005.

(2) The benefit amount includes a 3.00% nonguaranteed inflator during the payout period.

*                 The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions.  Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.